UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	[X]
Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[X]	Preliminary Proxy Statement
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-12

BIORESTORATIVE THERAPIES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

1)	Title of each class of securities to which transaction applies: not applicable

2)	Aggregate number of securities to which transaction applies: not applicable

3)
Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange  Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

not applicable

4)	Proposed maximum aggregate value of transaction: not applicable

5)	Total fee paid: not applicable

[ ]	Fee paid previously with preliminary materials:

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)  and identify the filing for which the  offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

BIORESTORATIVE THERAPIES, INC.
40 Marcus Drive
Melville, New York 11747

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 28, 2015

To the Stockholders of BioRestorative Therapies, Inc.:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of BioRestorative Therapies, Inc., a Delaware corporation (the “Company”), will be held on May 28, 2015 at 90 Merrick Avenue, 9th Floor, East Meadow, New York, at 4:00 p.m., local time, for the following purposes:

1.
To approve amendments to the Certificate of Incorporation of the Company, and authorize the Board of Directors of the Company to select and file one such amendment, to effect a reverse stock split of the Company’s common stock at a ratio of not less than 1-for-10 and not more than 1-for-30, with the Board of Directors of the Company having the discretion as to whether or not the reverse stock split is to be effected, and with the exact ratio of any reverse stock split to be set at a whole number within the above range as determined by the Company’s Board of Directors in its discretion (the “Reverse Stock Split Proposal”).

2.
To authorize the Board of Directors of the Company, in the event the Reverse Stock Split Proposal is approved, in its discretion, to reduce the number of shares of common stock authorized to be issued by the Company in proportion to the percentage decrease in the number of outstanding shares of common stock resulting from the reverse split (or a lesser decrease in authorized shares of common stock as determined by the Company’s Board of Directors in its discretion) (the “Authorized Shares Proposal”).

3.
To authorize the adjournment of the meeting to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes are not represented at the meeting to approve the Reverse Stock Split Proposal and/or the Authorized Shares Proposal.

4.	To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on April 6, 2015 are entitled to notice of and to vote at the meeting or at any adjournment thereof.

Important notice regarding the availability of Proxy Materials: The proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 are available electronically to the Company’s stockholders of record as of the close of business on April 6, 2015 at www.proxyvote.com.

Mark Weinreb
Chief Executive Officer

Melville, New York
April __, 2015

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE.  FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS YOU RECEIVED IN THE MAIL OR, IF YOU REQUESTED TO RECEIVE PRINTED PROXY MATERIALS, YOUR ENCLOSED PROXY CARD.  ANY STOCKHOLDER MAY REVOKE A SUBMITTED PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.  THOSE VOTING BY INTERNET OR BY TELEPHONE MAY ALSO REVOKE THEIR PROXY BY VOTING IN PERSON AT THE MEETING OR BY VOTING AND SUBMITTING THEIR PROXY AT A LATER TIME BY INTERNET OR BY TELEPHONE.

BIORESTORATIVE THERAPIES, INC.
40 Marcus Drive
Melville, New York 11747
____________________________

PROXY STATEMENT
____________________________

All references in this proxy statement to numbers of shares of common stock and per share information give retroactive effect to the 1-for-50 reverse split of our shares of common stock effected as of April 15, 2013.

SOLICITING, VOTING AND REVOCABILITY OF PROXY

This proxy statement is being mailed or made available to all stockholders of record at the close of business on April 6, 2015 in connection with the solicitation by our Board of Directors of proxies to be voted at the Special Meeting of Stockholders to be held on May 28, 2015 at 4:00 p.m., local time, or any adjournment thereof.  Proxy materials for the Special Meeting of Stockholders were mailed or made available to stockholders on or about April __, 2015.

All shares represented by proxies duly executed and received will be voted on the matters presented at the meeting in accordance with the instructions specified in such proxies.  Proxies so received without specified instructions will be voted as follows:

(i)
FOR the proposal to approve amendments to our Certificate of Incorporation, and the authorization of our Board of Directors to select and file one such amendment, to effect a reverse stock split of our common stock at a ratio of not less than 1-for-10 and not more than 1-for-30, with our Board of Directors having the discretion as to whether or not the reverse stock split is to be effected, and with the exact ratio of any reverse stock split to be set at a whole number within the above range as determined by our Board of Directors in its discretion (the “Reverse Stock Split Proposal”).

(ii)
FOR the proposal to authorize our Board of Directors, in the event the Reverse Stock Split Proposal is approved, in its discretion, to reduce the number of shares of common stock authorized to be issued by us in proportion to the percentage decrease in the number of outstanding shares of common stock resulting from the reverse split (or a lesser decrease in authorized shares of common stock as determined by our Board of Directors in its discretion) (the “Authorized Shares Proposal”).

(iii)
FOR the proposal to adjourn the meeting to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes are not represented at the meeting to approve the Reverse Stock Split Proposal and/or the Authorized Shares Proposal.

If you are a beneficial owner of shares held in street name and you do not provide specific voting instructions to the organization that holds your shares, the organization will be prohibited under the current rules of the New York Stock Exchange from voting your shares on “non-routine” matters. This is commonly referred to as a “broker non-vote”.  Each of the above proposals is considered a “non-routine” matter and therefore may not be voted on by your bank or broker absent specific instructions from you.  Please instruct your bank or broker so your vote can be counted.

Our Board of Directors does not know of any other matters that may be brought before the meeting.  In the event that any other matter should come before the meeting, the person named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with his best judgment.

The total number of shares of common stock outstanding and entitled to vote as of the close of business on April 6, 2015 was 37,191,552.  The shares of common stock are the only class of securities entitled to vote on matters presented to our stockholders, each share being entitled to one vote.  The holders of one-third of the shares of common stock outstanding as of the close of business on April 6, 2015, or 12,397,184 shares of common stock, must be present at the meeting in person or by proxy in order to constitute a quorum for the transaction of business.  Proxies received but marked as abstentions will be included in the calculation of votes considered being present at the meeting.

Stockholders may expressly abstain from voting on Proposals 1, 2 and 3 by so indicating on the proxy.  Abstentions are counted as present in the tabulation of votes on Proposals 1, 2 and 3.  Since Proposals 1 and 2 require the affirmative approval of a majority of the shares of common stock outstanding and entitled to vote, abstentions, as well as broker non-votes, will have the effect of a negative vote.  Since Proposal 3 requires the affirmative approval of a majority of the outstanding shares of common stock present in person or represented by proxy at the meeting and entitled to vote (assuming a quorum is present at the meeting), abstentions will have the effect of a negative vote while broker non-votes will have no effect.

Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise.  The proxy may be revoked by filing with us written notice of revocation or a fully executed proxy bearing a later date.  The proxy may also be revoked by affirmatively electing to vote in person while in attendance at the meeting.  However, a stockholder who attends the meeting need not revoke a proxy given and vote in person unless the stockholder wishes to do so.  Written revocations or amended proxies should be sent to us at 40 Marcus Drive, Suite One, Melville, New York 11747, Attention: Corporate Secretary.  Those voting by Internet or by telephone may also revoke their proxy by voting in person at the meeting or by voting and submitting their proxy at a later time by Internet or by telephone.

The proxy is being solicited by our Board of Directors.  We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of our shares.  Solicitations will be made primarily by Internet availability of proxy materials and by mail, but certain of our directors, officers or employees may solicit proxies in person or by telephone, telecopier or email without special compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock, as of April 6, 2015, known by us, through transfer agent records, to be held by: (i) each person who beneficially owns 5% or more of the shares of common stock then outstanding; (ii) each of our directors; (iii) our principal executive officer; (iv) all other executive officers, other than our principal executive officer, whose total compensation for the 2014 fiscal year, as determined by Regulation S-K, Item 402, exceeded $100,000; and (v) all of our directors and executive officers as a group.

The information in this table reflects “beneficial ownership” as defined in Rule 13d-3 of the Securities Exchange Act of 1934 (the “Exchange Act”).  To our knowledge, and unless otherwise indicated, each stockholder has sole voting power and investment power over the shares listed as beneficially owned by such stockholder, subject to community property laws where applicable.  Percentage ownership is based on 37,191,552 shares of common stock outstanding as of April 6, 2015.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Approximate Percent of Class

Westbury (Bermuda) Ltd. Westbury Trust Victoria Hall 11 Victoria Street Hamilton, HMEX Bermuda	5,165,000	(1)	13.5%

Mark Weinreb 40 Marcus Drive Melville, New York	4,096,667	(2)	10.3%

Janet H. and Stuart H. Montgomery 2212 Paget Circle Naples, Florida	2,754,428	(3)	7.2%

A. Jeffrey Radov 8 Walworth Avenue Scarsdale, New York	1,533,334	(4)	4.0%

Francisco Silva 40 Marcus Drive Melville, New York	619,667	(5)	1.6%

Mandy Clyde 40 Marcus Drive Melville, New York	329,334	(5)	*

Paul Jude Tonna 69 Chichester Road Huntington, New York	249,000	(6)	*

Charles S. Ryan 1302 Ridge Road Laurel Hollow, New York	-		-

All directors and executive officers as a group (7 persons)	6,828,002	(7)	16.3%
_____________________

*  Less than 1%

(1)
Based upon Schedule 13G filed with the Securities and Exchange Commission (the “SEC”) and other information known to us.  Includes 1,050,000 shares of common stock issuable upon the exercise of currently exercisable warrants.  The shares and warrants are owned directly by Westbury (Bermuda) Ltd. which is 100% owned by Westbury Trust.

(2)	Includes 2,396,667 shares of common stock issuable upon the exercise of options that are exercisable currently or within 60 days.

(3)
Based upon Schedule 13G filed with the SEC and other information known to us.  Includes for Janet H. Montgomery (i) 30,000 shares of common stock held in a retirement account for her benefit, (ii) 1,625,000 shares of common stock owned jointly with Stuart H. Montgomery, (iii) 250,000 shares of common stock subject to currently exercisable warrants held jointly with Stuart H. Montgomery, (iv) 162,857 shares of common stock owned by Vintage Holidays L.L.C. (“Vintage”), of which Janet H. Montgomery is the manager, and (v) 650,000 shares of common stock subject to currently exercisable warrants held by Vintage.  Includes for Stuart H. Montgomery (i) 34,478 shares of common stock held in a retirement account for his benefit, (ii) 1,625,000 shares of common stock owned jointly with Janet H. Montgomery and (iii) 250,000 shares of common stock subject to currently exercisable warrants held jointly with Janet H. Montgomery.  Janet H. Montgomery has sole voting and dispositive power over 842,857 shares of common stock and shared voting and dispositive power over 1,875,000 shares of common stock.  Stuart H. Montgomery has sole voting and dispositive power over 36,571 shares of common stock and shared voting and dispositive power over 1,875,000 shares of common stock.

(4)	Includes 1,283,334 shares of common stock issuable upon the exercise of options that are exercisable currently or within 60 days.

(5)	Represents shares of common stock issuable upon the exercise of options that are exercisable currently or within 60 days.

(6)
Represents (i) 112,000 shares of common stock held jointly with Mr. Tonna’s wife, (ii) 7,000 shares of common stock held by Mr. Tonna’s children and (iii) 130,000 shares of common stock issuable upon the exercise of options and warrants that are exercisable currently or within 60 days.

(7)	Includes 4,759,002 shares of common stock issuable upon the exercise of options and warrants that are exercisable currently or within 60 days.

PROPOSAL 1:  AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

Our Board of Directors has adopted and is recommending that our stockholders approve proposed amendments to our Certificate of Incorporation, and thereby authorize the Board of Directors to select and file one such amendment, to effect a reverse stock split of our outstanding shares of common stock.  Holders of our common stock are being asked to approve the proposal that Article Four of our Certificate of Incorporation be amended to effect a reverse stock split of our common stock at a ratio of not less than 1-for-10 and not more than 1-for-30, with the Board of Directors having the discretion as to whether or not the reverse stock split is to be effected, and with the exact ratio to be determined in the discretion of our Board of Directors.  Pursuant to the law of the State of Delaware, our state of incorporation, the Board of Directors must adopt the amendments to our Certificate of Incorporation and submit the amendments to stockholders for their approval. The form of the proposed amendment to our Certificate of Incorporation to effect the reverse stock split is attached as Appendix A to this proxy statement.

By approving this proposal, stockholders will (i) approve a series of amendments to our Certificate of Incorporation pursuant to which any whole number of outstanding shares between and including ten (10) and thirty (30) would be combined into one share of our common stock and (ii) authorize our Board of Directors to file only one such amendment, as determined by our Board of Directors in the manner described herein, and to abandon each amendment not selected by our Board of Directors.  Our Board of Directors believes that stockholder approval of amendments granting our Board of Directors this discretion, rather than approval of a specified ratio, provides our Board of Directors with maximum flexibility to react to then-current market conditions and, therefore, is in the best interests of the Company and its stockholders.  The Board of Directors may effect only one reverse stock split as a result of this authorization.  The Board of Directors may also elect not to effect any reverse stock split. In determining whether to implement the reverse stock split following the receipt of stockholder approval, our Board of Directors may consider, among other things, factors such as:

•	the historical trading price and trading volume of our common stock;

•	the then prevailing trading price and trading volume of our common stock and the anticipated impact of the reverse stock split on the trading market for our common stock;

•	our ability to have our shares of common stock listed on a stock exchange such as The Nasdaq Stock Market;

•	the anticipated impact of the reverse stock split on our ability to raise additional financing (see “Reasons for the Reverse Stock Split-Contemplated Public Offering” below);

•	which alternative split ratio would result in the greatest overall reduction in our administrative costs; and

•	prevailing general market and economic conditions.

Although our stockholders may approve the reverse stock split, we will not effect the reverse stock split if the Board of Directors does not deem it to be in the best interests of the Company and its stockholders.  The reverse stock split, if authorized pursuant to this resolution and if deemed by the Board of Directors to be in the best interests of the Company and its stockholders, will be effected, if at all, at a time that is not later than one year from the date of the Special Meeting of Stockholders.

If our Board of Directors determines that effecting the reverse stock split is in our best interest, the reverse stock split will become effective upon filing of an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware.  The amendment filed thereby will set forth the number of shares to be combined into one share of our common stock within the limits set forth in this proposal.  Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of our outstanding common stock immediately following the reverse stock split as such stockholder holds immediately prior to the reverse stock split.

Reasons for the Reverse Stock Split

Our Board of Directors believes that a reverse stock split is desirable for three reasons.  First, the Board of Directors believes that a reverse stock split could improve the marketability and liquidity of our common stock.  Second, the Board of Directors believes that a reverse stock split may facilitate the listing of our common stock on a stock exchange such as The Nasdaq Stock Market. Third, our Board of Directors believes that a reverse split would assist in facilitating the public offering of our common stock that we are seeking to accomplish.

Marketability

Our Board of Directors believes that the increased market price of our common stock expected as a result of implementing a reverse stock split could improve the marketability and liquidity of our stock and could encourage interest and trading in our stock.  Theoretically, the number of shares outstanding and the per share price should not, by themselves, affect the marketability of our common stock, the type of investor who acquires them, or our reputation in the financial community. However, in practice, we believe this is not necessarily the case, as we believe that many investors view low-priced stocks (which we believe constitute stocks that trade and/or quote, as applicable, at or below $5.00 per share) as speculative and generally avoid the purchase of such securities.  Our Board of Directors believes that there is a reluctance of many brokerage firms to recommend low-priced stocks to their retail clients (whether due to internal restrictions and/or limitations or otherwise).  Further, we believe that certain brokerage house policies and practices tend to discourage individual brokers who administer brokerage accounts within those firms from encouraging their clients to transact trades in low-priced stocks. In addition, institutional investors, pursuant to internal policies, often are restricted and/or limited from investing in companies whose stocks trade at less than $5.00 per share.  Stockbrokers are also subject to certain restrictions on their ability to recommend stocks to their retail clients trading at less than $5.00 per share because of what we believe to be a general presumption in the industry that such securities are highly speculative.  In addition, the structure of trading commissions tends to have an adverse impact upon purchasers of low-priced stocks because the brokerage commission on a sale of such securities generally represents a higher percentage of the purchase/sales price than the commission on a relatively higher-priced issue.

The reverse stock split is intended, in part, to result in a price level for our common stock that will increase investor interest and possibly eliminate, or at the least reduce, the resistance of brokerage firms. On April 6, 2015, the closing bid price for our common stock, as reported by the OTC Bulletin Board, was $0.44 per share.  No assurances can be given that the market price for our common stock will increase in the same proportion as the reverse stock split or, if increased, that such price will be maintained.  In addition, no assurances can be given that the reverse stock split will increase the price of our common stock to a level in excess of the $5.00 threshold discussed above or otherwise to a level that is attractive to brokerage houses and retail and institutional investors.

Stock Exchange Requirements

Our common stock is currently traded on the OTC Bulletin Board.  Such trading market is considered to be less efficient than that provided by a stock exchange such as The Nasdaq Stock Market.  Our Board of Directors is currently considering whether to seek to have our common stock listed on a stock exchange such as The Nasdaq Stock Market.  In order for us to list our common stock on The Nasdaq Stock Market, we must fulfill certain listing requirements. Set forth below are certain minimum quantitative listing requirements that we must meet, together with a comparison of how we currently stand with regard to the requirements.

Category	Nasdaq Requirement	BioRestorative Therapies, Inc.
Stockholders’ equity (deficiency)	$5,000,000 (3)	($6,888,393) (as of December 31, 2014)

Minimum bid price	$4 (4)	$0.44 (as of April 6, 2015)

Publicly-held shares (1)	1,000,000	31,007,552 (as of April 6, 2015)

Market value of publicly-held shares (1)	$15,000,000 (3)	13,643,323 (as of April 6, 2015)

Stockholders (round lot holders) (2)	300	234 (as of April 6, 2015)

_______________

(1)	“Publicly-held shares” is defined as total shares outstanding less any shares held by officers, directors and beneficial owners of 10% or more of our outstanding shares.
(2)	Round lot holders are holders of 100 shares or more.
(3)
Nasdaq’s listing rules provide for an alternative $4,000,000 stockholders’ equity requirement, but that threshold must be met in combination with a requirement that either (a) the market value of our outstanding common stock be at least $50,000,000 (the “Market Value Standard”) or (b) we have net income from continuing operations of $750,000 in the latest fiscal year or two of the last three fiscal years and at least a $5,000,000 market value of publicly held shares.

(4)
Nasdaq’s listing rules provide for an alternative $3 minimum closing price requirement, but that threshold must be met in combination with a requirement that we have (a) average annual revenues of $6,000,000 for three years or (b) net tangible assets of $5,000,000 or (c) net tangible assets of $2,000,000 and a three year operating history (the “Alternative Price Requirements”).  Nasdaq’s listing requirements also provide for an alternative $2 minimum closing price requirement, but that threshold must be met in combination with the Market Value Standard and the Alternative Price Requirements.

The Nasdaq Stock Market also requires that an applicant have at least three market makers and comply with certain corporate governance requirements, including having at least three Audit Committee members (each of whom must be independent), at least two Compensation Committee members (each of whom must be independent) and a Board of Directors with a majority of independent members.  In addition, director nominees must be selected, or recommended to the Board of Directors for selection, either by independent directors constituting a majority of the Board of Directors in a vote in which only independent directors participate or by a Nominating Committee comprised solely of independent directors.  Currently, we satisfy the Audit Committee, Compensation Committee, Nominating Committee and Board of Directors composition and independence requirements.

No assurance can be given that, even if we satisfy the above listing requirements, we will apply to have our common stock listed on The Nasdaq Stock Market, or that, if we do so apply, our application will be approved, or that, if our common stock is listed on The Nasdaq Stock Market, we will be able to satisfy the maintenance requirements for continued listing.

Contemplated Public Offering

We have entered into a letter of intent with a broker/dealer for an underwritten public offering of $10,000,000 of our shares of common stock.  The letter of intent contemplates the listing of our common stock on The Nasdaq Stock Market.  Since a reverse split would help facilitate the possible listing of our common stock on The Nasdaq Stock Market, we believe it would facilitate the contemplated public offering.  Stockholders should note, however, that, even if we satisfy the minimum bid price listing requirements as a result of the reverse stock split, based upon our stockholders’ deficiency as of December 31, 2014 of $6,888,393, unless a substantial portion of our outstanding indebtedness ($5,831,496 as of April 6, 2015), is converted into our common stock, following the contemplated public offering, we will not satisfy the $5,000,000 stockholders’ equity Nasdaq Stock Market listing requirement set forth in “Stock Exchange Requirements” above.  No assurances can be given as to the timing of the contemplated public offering or that it will be consummated upon the above terms or otherwise.  The foregoing discussion with regard to the contemplated public offering is not an offer of our securities for sale or the solicitation of an offer to buy our securities nor should it be interpreted that the contemplated public offering will ever occur. Such offer or solicitation may only be made by a prospectus.

Effects of the Reverse Stock Split

If the reverse stock split is approved and implemented, the principal effect will be to proportionately decrease the number of outstanding shares of our common stock based on the reverse stock split ratio selected by our Board of Directors.  We have registered our common stock as a class under Section 12(g) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act.  Our shares of common stock currently trade on the OTC Bulletin Board under the symbol “BRTX”. The reverse stock split will not affect the registration of our common stock under the Exchange Act or the listing of our common stock on the OTC Bulletin Board. Following the reverse stock split, our common stock will continue to be listed on the OTC Bulletin Board under the symbol “BRTX,” although it will be considered a new listing with a new CUSIP number.  See, however, “Stock Exchange Requirements” and “Contemplated Public Offering” above.

Proportionate voting rights and other rights and preferences of the holders of our common stock will not be affected by the proposed reverse stock split (other than as a result of the payment of cash in lieu of fractional shares as described below).  For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the effectiveness of the reverse stock split will generally continue to hold 2% of the voting power of the outstanding shares of our common stock immediately following the reverse stock split.  Moreover, the number of stockholders of record will not be affected by the reverse stock split (except to the extent any stockholders are cashed out as a result of holding fractional shares).  After the reverse stock split, the shares of our common stock will have the same voting rights and rights to dividends and distributions as, and will be identical in all other respects to, our common stock now authorized.

Risks Associated with the Reverse Stock Split

There are risks associated with the reverse stock split, including that the reverse stock split may not result in a sustained increase in the per share price of our common stock. There is no assurance that:

•	the market price per share of our common stock after the reverse stock split will rise in proportion to the reduction in the number of shares of our common stock outstanding;

•	the reverse stock split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks;

•
the market price per share will either exceed or remain in excess of the minimum bid price required by The Nasdaq Stock Market, or that we will otherwise meet the requirements of The Nasdaq Stock Market; or

•	the contemplated public offering will be consummated following the reverse stock split.

Board Discretion to Implement or Abandon Reverse Stock Split

The reverse stock split will be effected, if at all, only upon a determination by our Board of Directors that the reverse stock split (with a ratio determined by our Board of Directors as described above) is in our best interest. Such determination shall be based upon certain factors, including, but not limited to, our ability to meet stock exchange listing requirements, existing and expected marketability and liquidity of our common stock and the expense of effecting the reverse stock split. Notwithstanding approval of the reverse stock split by our stockholders, our Board of Directors may, in its sole discretion, abandon the proposal and determine, prior to the effectiveness of any filing with the Secretary of State of the State of Delaware, not to effect the reverse stock split.  If our Board of Directors fails to implement the reverse stock split on or prior to the one year anniversary of this meeting, stockholder approval again would be required prior to implementing any reverse stock split.

Reduction in Authorized Common Stock

In the event the Reverse Stock Split Proposal is approved, then, subject to stockholder approval of Proposal 2: “Amendment to Certificate of Incorporation to Reduce Number of Authorized Shares of Common Stock”, we intend to reduce the number of authorized shares of common stock, as discussed in Proposal 2.

Potential Anti-Takeover Effects of a Reverse Stock Split

Release No. 34-15230 of the staff of the Securities and Exchange Commission (the “SEC”) requires disclosure and discussion of the effects of any action, including the proposals discussed herein, that may be used as an anti-takeover mechanism. As discussed in Proposal 2: “Amendment to Certificate of Incorporation to Reduce Number of Authorized Shares of Common Stock”, the reverse stock split, if effected, may result in a relative increase in the number of authorized but unissued shares of our common stock vis-à-vis the outstanding shares of our common stock and, could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of our Board of Directors.  A relative increase in the number of authorized shares of common stock could have other effects on our stockholders, depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. A relative increase in our authorized shares could potentially deter takeovers, including takeovers that our Board of Directors has determined are not in the best interest of our stockholders, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover more difficult. For example, we could issue additional shares so as to dilute the stock ownership or voting rights of persons seeking to obtain control without our agreement. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The reverse stock split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the reverse stock split may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal.  However, the Board of Directors is not aware of any attempt to take control of our Company and the Board of Directors has not considered the reverse stock split to be a tool to be utilized as a type of anti-takeover device.

Effective Date

If implemented by our Board of Directors, the reverse stock split would become effective upon the filing of an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware.  Except as explained below with respect to fractional shares, on the effective date, shares of common stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of common stock in accordance with the reverse stock split ratio determined by the Board of Directors within the limits set forth in this proposal.

Fractional Shares

No fractional shares of common stock will be issued as a result of the reverse stock split. Instead, stockholders who otherwise would be entitled to receive fractional shares will be entitled to receive cash in an amount equal to the product obtained by multiplying (i) the closing price of our shares of common stock on the day immediately preceding the effective date of the reverse stock split, as reported on the OTC Bulletin Board (or, if the closing price of our common stock is not then reported on the OTC Bulletin Board, then the fair market value of our shares of common stock as determined by the Board of Directors) by (ii) the number of shares of our common stock held by such stockholder that would otherwise have been exchanged for such fractional share interest.

Effect on Outstanding Stock Options and Warrants

All outstanding options and warrants to purchase shares of our common stock, including any held by our officers and directors, would be adjusted as a result of the reverse stock split. In particular, the number of shares issuable upon the exercise of each instrument would be reduced, and the exercise price per share would be increased, in accordance with the terms of each instrument and based on the ratio of the reverse stock split.

Our 2010 Equity Participation Plan (the “Plan”) is designed primarily to provide stock-based incentives to employees and non-employee directors.  There are 20,000,000 shares of common stock authorized to be issued pursuant to the Plan, of which 900,000 shares have been issued and 15,784,000 shares are issuable upon the exercise of outstanding options.  If the reverse stock split is approved by our stockholders and our Board of Directors decides to implement the reverse stock split, as of the effective date, the number of shares issuable pursuant to the Plan will be proportionately adjusted downward using the reverse stock split ratio selected by our Board of Directors.

Other Effect

If approved, the reverse stock split will result in some stockholders owning “odd-lots” of fewer than 100 shares of common stock.  Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Exchange of Stock Certificates

As soon as practicable after the effective date, stockholders will be notified that the reverse stock split has been effected.  Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates.  Holders of pre-reverse stock split shares (“Old Shares”) will be asked to surrender to the exchange agent certificates representing pre-reverse stock split shares in exchange for certificates representing post-reverse stock split shares (“New Shares”) in accordance with the procedures to be set forth in a letter of transmittal to be sent by us.   No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.  Stockholders should not destroy any stock certificate and should not submit any certificates until requested to do so.

No Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to the proposed amendment to our Certificate of Incorporation to effect the reverse stock split.

Tax Consequences

The proposed reverse stock split is being presented for approval based upon the expectation that, among other things, no gain or loss will be recognized by the holders of our common stock (except to the extent of cash, if any, received in lieu of fractional shares) or by BioRestorative Therapies, Inc.  A holder who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the Old Shares allocated to the fractional share interest and the cash received.

Each stockholder will have a basis in the New Shares equal to the basis of the Old Shares (except to the extent the basis is allocated to fractional shares).  For purposes of determining whether gain or loss on a subsequent disposition is long-term or short-term, the holding period of the New Shares will include the period during which the corresponding Old Shares were held, provided such corresponding Old Shares were held as a capital asset on the date of filing of the amendment to our Certificate of Incorporation.

No ruling has been requested from the Internal Revenue Service with respect to the foregoing tax matters.  Stockholders should consult their own tax advisors as to the effect of the reverse stock split under applicable tax laws.

Vote Required

The approval and adoption of the proposal to authorize our Board of Directors to effect a reverse stock split requires the affirmative vote of stockholders who hold a majority of the outstanding shares of common stock entitled to vote.

Recommendation

The Board of Directors recommends that stockholders vote FOR the approval of the proposal to authorize the Board of Directors to effect the reverse stocksplit, as described above.

PROPOSAL 2: AMENDMENT TO CERTIFICATE OF INCORPORATION TO REDUCE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

In the event the Board, pursuant to stockholder authority, determines to effect a reverse stock split, as discussed in Proposal 1 above, the number of shares of common stock that will be outstanding will be proportionately reduced based on the reverse stock split ratio selected.  The number of shares of common stock that were issued and outstanding as of April 6, 2015 was 37,191,552.  The number of shares of common stock that we are authorized to issue is 200,000,000.

The proposal being submitted to the stockholders provides that, in the event a reverse stock split is effected, our Board will have the discretion to reduce the number of our authorized shares of common stock to a number which results in a ratio of authorized shares of common stock to issued and outstanding shares of common stock that most closely approximates the ratio of our authorized common stock to issued and outstanding common stock immediately prior to the reverse stock split. Accordingly, assuming that our Board determines to implement a 1-for-20 reverse stock split (which, based on the number of issued and outstanding shares of common stock as of April 6, 2015, would reduce the number of issued and outstanding shares to approximately 1,859,577, our Board would have the authority to reduce our authorized common stock in the same proportion. This would result in our authorized shares of common stock being reduced from 200,000,000 to 10,000,000.  However, our Board will have the sole discretion to determine whether or not to implement such a reduction in authorized shares of common stock in connection with the reverse stock split. Alternatively, our Board will have the sole discretion to implement a reduction in authorized shares of common stock to a lesser degree such that, following the reverse stock split, the ratio of authorized shares of common stock to issued and outstanding shares of common stock would be higher than that in effect prior to the reverse stock split. Therefore, in the event that our Board determines to implement a reverse stock split but not to implement a proportionate reduction in authorized shares of common stock, we would, in effect, have authority to issue a greater number of shares of common stock than prior to the reverse stock split. There are no written or oral plans, arrangements or understandings with respect to the issuance of any such additional shares of common stock; however, see Proposal 1: “Amendment to Certificate of Incorporation to Effect a Reverse Stock Split – Contemplated Public Offering”.  Also see Proposal 1: “Amendment to Certificate of Incorporation to Effect a Reverse Stock Split – Anti-Takeover Effects of a Reverse Stock Split”.

Vote Required

The approval of the amendment to our certificate of incorporation to reduce the number of authorized shares of common stock requires the affirmative vote of stockholders who hold a majority of the outstanding shares of common stock entitled to vote.

Recommendation

The Board of Directors recommends a vote FOR the approval of the proposal to authorize our Board of Directors, in connection with a reverse stock split and in its discretion, to reduce the number of shares of common stock authorized to be issued.

PROPOSAL 3: ADJOURNMENT TO SOLICIT ADDITIONAL PROXIES

Stockholders are being asked to grant authority to proxy holders to vote in favor of one or more adjournments of the meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt one or more of the foregoing proposals.  If this proposal is approved, the meeting could be successively adjourned to any date. In accordance with our bylaws, in the absence of a quorum, the meeting could be adjourned by the chairman of the meeting to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt one or more of the foregoing proposals.  We do not intend to call a vote on adjournments of the meeting to solicit additional proxies if the adoption of each of the foregoing proposals is approved at the meeting.  If the meeting is adjourned to solicit additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use.

Vote Required

The approval of authority to adjourn the meeting requires the affirmative vote of stockholders who hold a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote.

Recommendation

The Board of Directors recommends that stockholders vote FOR adjournments of the meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt one or more of the foregoing proposals.

OTHER BUSINESS

While the accompanying Notice of Special Meeting of Stockholders provides for the transaction of such other business as may properly come before the meeting, we have no knowledge of any matters to be presented at the meeting other than those listed as Proposals 1, 2 and 3 in the notice.  However, the enclosed proxy gives discretionary authority in the event that any other matters should be presented.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This proxy statement is accompanied by a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the “Form 10-K”).

The following information from our Form 10-K, as filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, is hereby incorporated by reference into this proxy statement:

•	“Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in Item 7 thereof;

•	our consolidated financial statements as of December 31, 2014 and 2013 and for the years then ended, included in Item 8 thereof (found following Item 15 thereof);

•	“Changes in and Disagreements with Accountants on Accounting and Financial Disclosure,” included in Item 9 thereof.

Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

Mark Weinreb
Chief Executive Officer

Melville, New York
April __, 2015

APPENDIX A

FORM OF
CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION
OF BIORESTORATIVE THERAPIES, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “Corporation”) is BioRestorative Therapies, Inc.  The date of the filing of its Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware was December 22, 2014 under the name “BioRestorative Therapies, Inc.”, with an effective date of January 1, 2015.

2. The Certificate of Incorporation is hereby amended to change the capitalization of the Corporation by:

(i) Deleting the first sentence of Article FOURTH in its entirety and replacing it with the following sentence: “The total number of shares of all classes of stock which the Corporation shall have authority to issue is [*] (*), consisting of [*] (*) shares of Common Stock, par value $.001 per share (the “Common Stock”), and five million (5,000,000) shares of Preferred Stock, par value $.01 per share (the “Preferred Stock”).”

(ii) Adding the following to the end of Article FOURTH:

“Upon the effectiveness of the Certificate of Amendment to the Certificate of Incorporation to effect a plan of recapitalization of the Common Stock by effecting a 1-for-[*] reverse stock split with respect to the issued and outstanding shares of the Common Stock (the “Reverse Stock Split”), without any change in the powers, preferences and rights or qualifications, limitations or restrictions thereof, such that, without further action of any kind on the part of the Corporation or its stockholders, every [*] shares of Common Stock outstanding or held by the Corporation in its treasury on the date of the filing of the Certificate of Amendment (the “Effective Date”) shall be changed and reclassified into one (1) share of Common Stock, par value $0.001 per share, which shares shall be fully paid and nonassessable shares of Common Stock. There shall be no fractional shares issued.  A holder of record of Common Stock on the Effective Date who would otherwise be entitled to a fraction of a share shall, in lieu thereof, be entitled to receive cash in an amount equal to the product obtained by multiplying (i) the closing price of the Common Stock on the day immediately preceding the Effective Date, as reported on the OTC Bulletin Board (or, if the closing price of the Common Stock is not then reported on the OTC Bulletin Board, then the fair market value of the Common Stock as determined by the Board of Directors of the Corporation) by (ii) the number of shares of Common Stock held by such stockholder that would otherwise have been exchanged for such fractional share interest.”

3. The Amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

A-1

EXECUTED, this      day of         , 2015.

BioRestorative Therapies, Inc.

By:
Mark Weinreb
Chief Executive Officer

*
By approving this amendment, stockholders will approve the combination of any whole number of shares of common stock between and including ten (10) and thirty (30) into one (1) share.  The certificate of amendment filed with the Secretary of State of the State of Delaware, if any, will include only that number determined by the Board of Directors to be in the best interests of the Corporation and its stockholders. In accordance with these resolutions, the Board of Directors will not implement any amendment providing for a different split ratio.  By approving this amendment, stockholders will also authorize the Board of Directors in its discretion to reduce the number of authorized shares of common stock in connection with the reverse stock split.

A-2

**VOTE BY INTERNET - www.proxyvote.com**
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

0000242142_1 R1.0.0.51160

**Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:** The Notice & Proxy Statement, Form 10-K for the year ended December 31, 2014 is/are available at www.proxyvote.com.

**BIORESTORATIVE THERAPIES, INC.**
**Special Meeting of Stockholders**
**May 28, 2015**
**This proxy is solicited by the Board of Directors**

The undersigned hereby appoints Mark Weinreb as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and vote, as designated on the reverse side, all the shares of common stock of BioRestorative Therapies, Inc. held of record by the undersigned at the close of business on April 6, 2015 at the Special Meeting of Stockholders to be held on May 28, 2015 or any adjournment thereof.

**THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. THE PROXYHOLDER WILL HAVE DISCRETIONARY AUTHORITY TO VOTE ON ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE MEETING.**

**IF YOU VOTE BY TELEPHONE OR BY INTERNET, DO NOT MAIL THE PROXY CARD. YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXY TO VOTE IN THE SAME MANNER AS YOU VOTED YOUR PROXY CARD. THE TELEPHONE AND INTERNET VOTING FACILITIES WILL CLOSE AT 11:59 P.M. ON MAY 27, 2015.**

**Continued and to be signed on reverse side**

0000242142_2 R1.0.0.51160